Exhibit 10.22
EIGHTH AMENDMENT TO LEASE
THIS EIGHTH AMENDMENT TO LEASE (this “Amendment”) is made by and between FSP-RIC, LLC, a Delaware limited liability company (“Landlord”), and ZILLOW, INC., a Washington corporation (“Tenant”) as of the date (the “Effective Date”) set forth beneath Landlord’s signature below.
RECITALS
A.    Landlord is the owner of the two (2) commercial condominium units known as the Office Unit and the Garage Unit, as more particularly described in the Initial Lease (defined below) (collectively, the “Project”), which are part of the commercial condominium created and governed by the terms of that certain Condominium Declaration for Washington Mutual - Seattle Art Museum Project recorded in the real property records of King County, Washington under Recorder's No. 20060329000201 (the “Declaration”). The Project is part of the building located at 1301 Second Avenue, Seattle, King County, Washington (the “Building”), which is situated on the real estate property more particularly described on Exhibit A to the Initial Lease (the “Land”).
B.    Pursuant to the Lease (defined below), Tenant has certain rights to use and occupy certain premises (the “Prior Premises”) consisting of: (i) all of the Rentable Area (located on the 31st floor of the Building (the “31st Floor Space”); (ii) all of the Rentable Area located on the 32nd floor of the Building (the “32nd Floor Space”); (iii) all of the Rentable Area located on the 33rd floor of the Building (the “33rd Floor Space”); (iv) all of the Rentable Area located on the 34th floor of the Building (the “34th Floor Space”); (v) all of the Rentable Area located on the 35th floor of the Building (the “35th Floor Space”); (vi) all of the Rentable Area located on the 36th floor of the Building (the “36th Floor Space”); (vii) all of the Rentable Area located on the 37th floor of the Building (the “37th Floor Space”); (viii) all of the Rentable Area located on the 38th floor of the Building (the “38th Floor Space”); (ix) all of the Rentable Area located on the 39th floor of the Building (the “39th Floor Space”); (x) all of the Rentable Area (located on the 40th floor of the Building (the “40th Floor Space”); (xi) all of the Rentable Area located on the 41st floor of the Building (the “41st Floor Space”); and (xii) all of the Rentable Area located on the 42nd floor of the Building (the “42nd Floor Space”). The “Lease” means that certain Office Lease dated March 22, 2011 (the “Initial Lease”) between Landlord, as successor in interest to The Northwestern Mutual Life Insurance Company, and Tenant, as amended by: (i) that certain Amendment to Office Lease dated June 27, 2012 (the “1st Amendment”); (ii) that certain Second Amendment to Lease dated April 16, 2013 (the “2nd Amendment”); (iii) that certain Third Amendment to Lease dated January 10, 2014 (the “3rd Amendment”); (iv) that certain Fourth Amendment to Lease dated May 2, 2014 (the “4th Amendment”); (v) that certain Fifth Amendment to Lease dated November 19, 2014 (the “5th Amendment”); (vi) that certain Sixth Amendment to Lease dated June 21, 2016 (the “6th Amendment”); (vii) that certain Seventh Amendment to Lease dated October 19, 2021 (the “7th Amendment”), and (viii) that certain Optional Partial Lease Termination Agreement dated August 15, 2023 (the “Optional Termination Agreement”).
C.    Pursuant to the 7th Amendment, Landlord and Tenant stipulated and agreed that the Prior Premises contained 264,745 square feet of Rentable Area (“RSF”) including: (i) 21,627 RSF in the 31st Floor Space, (ii) 21,575 RSF in the 32nd Floor Space; (iii) 22,583 RSF in the 33rd Floor Space, (iv) 22,583 RSF in the 34th Floor Space, (v) 22,694 RSF in the 35th Floor Space, (vi) 22,702 RSF in the 36th Floor Space, (vii) 22,692 RSF in the 37th Floor Space, (viii) 22,692 RSF in the 38th Floor Space, (ix) 22,692 RSF in the 39th Floor Space, (x) 22,692 RSF in the 40th Floor Space, (xi) 20,179 RSF in the 41st Floor Space and (xii) 20,034 RSF in the 42nd Floor Space.
D.    The Term of the Lease is scheduled to expire: (i) with respect to the 31st Floor Space, the 32nd Floor Space, the 33rd Floor Space, the 34th Floor Space and the 35th Floor Space, on December 31, 2024, and (ii) with respect to the 36th Floor Space, the 37th Floor Space, the 38th Floor Space, the 39th Floor Space, the 40th Floor Space, the 41st Floor Space and the 42nd Floor Space, on December 31, 2032.
E.    Pursuant to Section 5 of the 7th Amendment, (i) the Rentable Areas of the following floors are to be adjusted, effective as of January 1, 2025, as follows: (A) the 36th Floor Space is deemed to contain 22,915 RSF, (B) the 37th Floor Space is deemed to contain 22,906 RSF, (C) the 38th Floor Space is deemed to contain 22,908 RSF, (D) the 39th Floor Space is deemed to contain 22,906 RSF, and (E) the 40th Floor Space is deemed to contain 22,908 RSF, and (ii) the total Rentable Area of the Office Unit shall be adjusted, effective as of January 1, 2025, to contain 898,039 RSF.
F.    Landlord previously exercised its right under the Optional Termination Agreement to terminate the Lease with respect to an Early Termination Space consisting of the 31st Floor Space, the 32nd Floor Space, the 33rd Floor Space, the 34th Floor Space, the 35th Floor Space, the 41st Floor Space, and the 42nd Floor Space (which is collectively referred to herein as the “Reduction Space”), effective as of an Effective Termination Date of June 30, 2024 (which is referred to herein as the “Reduction Date”).

G.    Landlord and Tenant hereby desire by this Amendment to: (i) document the termination of the Lease with respect to the Reduction Space and (ii) to further amend the Lease upon and subject to each of the terms, conditions, and provisions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the Recitals set forth above, the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Amendment of Lease.
1.1Payment of Early Termination Fee. The Early Termination Fee payable by Tenant pursuant to Section 3 of the Optional Termination Agreement is $12,818,347.45, and is payable as follows: (a) the first fifty percent (50%) (i.e., $6,409,173.73) of such Early Termination Fee was payable by Tenant to Landlord on or before January 21, 2024 (and Landlord has previously received this payment), and (b) the second fifty percent (50%) (i.e., $6,409,173.72) of such Early Termination Fee is payable by Tenant to Landlord on or before June 30, 2024 (i.e., on or before the Reduction Date).
1.2Surrender of Reduction Space.
1.2.1Tenant shall vacate and surrender to Landlord exclusive possession of the Reduction Space on or before the Reduction Date, free of all subtenants and occupants (unless Landlord agrees otherwise) and otherwise in the condition required under Section 5 of the Optional Termination Agreement. Notwithstanding anything to the contrary in the Lease or in this Amendment, if Tenant does not vacate and surrender to Landlord exclusive possession of the Reduction Space in the condition required by this Section 1.2.1 on or before the Reduction Date, then Tenant’s continued tenancy of the Reduction Space shall be deemed a “holdover tenancy” subject to the provisions of Section 34.11 of the Initial Lease, including, without limitation, the obligation of Tenant to pay to Landlord “holdover” Rent with respect to the Reduction Space at the rates specified in Section 34.11 of the Initial Lease (based on the Rent payable with respect to the Reduction Space for the calendar month immediately preceding the month in which the Reduction Date occurs).
1.2.2Effective as of the date on which Tenant actually surrenders the Reduction Space to Landlord in accordance with Section 1.2.1 above: (a) neither Landlord nor Tenant shall have any further rights or obligations under the Lease (as amended hereby) with respect to the Reduction Space (except for any rights or obligations that survive any termination or expiration of the Lease (as amended)), and (b) all references in the Lease (as amended hereby) to the Premises shall be deemed to refer only to the portion of the Existing Premises that is not included in the Reduction Space (the “Remaining Space”) as more particularly depicted in Exhibit “A” attached hereto.
1.2.3As provided in Section 5 of the Optional Termination Agreement, (a) Landlord shall perform all Stairwell Removal Work with respect to: (i) any stairs connecting the 35th Floor Space and the 36th Floor Space, and (ii) any stairs connecting the 40th Floor Space and the 41st Floor Space and (b) Tenant shall, upon demand, reimburse Landlord for fifty percent (50%) of all costs incurred by Landlord in connection with performance of such Stairwell Removal Work within thirty (30) days after Landlord’s delivery of written request therefor together with an invoice reasonably describing such costs.
1.3Adjustment of RSF. Landlord and Tenant stipulate and agree that:
1.3.1From and after the Reduction Date and prior to January 1, 2025, the Premises shall be deemed to contain 113,470 RSF including: (a) 22,702 RSF in the 36th Floor Space, (b) 22,692 RSF in the 37th Floor Space, (c) 22,692 RSF in the 38th Floor Space; (d) 22,692 RSF in the 39th Floor Space, and (e) 22,692 RSF in the 40th Floor Space.
1.3.2From and after the January 1, 2025, the Premises shall be deemed to contain 114,589 RSF including: (a) 22,925 RSF in the 36th Floor Space, (b) 22,915 RSF in the 37th Floor Space, (c) 22,917 RSF in the 38th Floor Space; (d) 22,915 RSF in the 39th Floor Space, and (e) 22,917 RSF in the 40th Floor Space.

1.4Base Rent. From and after the Reduction Date and continuing through the remainder of the Term, Base Rent shall be payable (in accordance with the procedures set forth in the Lease) at the following rates:

Period	Base Rental Rate $/RSF/yr.	Monthly Base Rent $/mo.
Jul 1, 2024 - Nov 30, 2024	$49.00	$463,335.83
Dec 1, 2024 – Dec 31, 2024	$50.00	$472,791.67
Jan 1, 2025 – Dec 31, 2025	$52.00	$496,552.33
Jan 1, 2026 – Dec 31, 2026	$53.56	$511,448.90
Jan 1, 2027 – Dec 31, 2027	$55.17	$526,822.93
Jan 1, 2028 – Dec 31, 2028	$56.82	$542,578.92
Jan 1, 2029 – Dec 31, 2029	$58.53	$558,907.85
Jan 1, 2030 – Dec 31, 2030	$60.28	$575,618.74
Jan 1, 2031 – Dec 31, 2031	$62.09	$592,902.58
Jan 1, 2032 – Dec 31, 2032	$63.95	$610,663.88
1.5Tenant's Percentage Share of Operating Expenses and Taxes. Tenant shall continue to pay Additional Rent (for Tenant’s Percentage Share of Operating Expenses and Tenant’s Percentage Share of Taxes) in accordance with the terms and conditions of the Lease; provided that from and after the Reduction Date, Tenant's Percentage Share shall be: (a) as of the Reduction Date (and prior to January 1, 2025), 13.01%, and (b) from and after January 1, 2025, 12.76%.
1.6Parking. Tenant's parking rights shall continue as set forth in Section 1.1(t), Section 1.1(u) and Article 27 of the Initial Lease, as amended, including by Section 12 of the 7th Amendment. For the avoidance of doubt, from and after the Reduction Date, the number of Parking Spaces that Tenant shall be entitled under the Lease to rent will be: (a) as of the Reduction Date (and prior to January 1, 2025), 71 Parking Spaces (i.e., 113,470/1,600, rounded to the nearest whole number), and (b) from and after January 1, 2025, 72 Parking Passes (i.e., 114,589/1,600, rounded to the nearest whole number).
1.7No Further Flex Space Option. Section 9 of the 7th Amendment is null, void and of no further force or effect.
2.No Brokers. Tenant and Landlord each warrant and represent to the other that it has had no dealings with any brokers or agents in negotiating and consummating this Amendment. Tenant and Landlord shall each indemnify, defend and hold the other party free and harmless against any claim, cost, obligation, damage, liability or expense (including attorney’s fees) suffered or incurred by the other party by reason of any claim asserted by any broker or party claiming to have represented Tenant or Landlord, as applicable, in connection with this Amendment.
3.Miscellaneous.
3.1Entire Agreement; Remainder of Lease to Continue in Effect; Binding Effect; Modification. This Amendment constitutes the entire understanding and agreement of Landlord and Tenant with respect to the specific subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. Except as amended hereby, the Lease shall in all other respects remain in full force and effect and is hereby ratified and confirmed in all aspects by the parties hereto. In the event of any inconsistency between the Lease and this Amendment, the provisions of this Amendment shall prevail. This Amendment shall constitute binding contractual obligations upon each of Landlord and Tenant effective upon the execution of this Amendment by each of Landlord and Tenant. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, estates, personal representatives, successors and assigns. This Amendment may not be modified or amended except pursuant to a written instrument duly executed by the parties hereto (or by their successors in interest)
3.2OFAC Compliance. Tenant represents, warrants and covenants to Landlord (i) that neither the Tenant nor any person or entity that directly owns a 10% or greater equity interest in it nor any of its officers, directors or managing members is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”) signed on September 24, 2001 and entitled "Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism"), or other governmental action, (ii) that Tenant’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the

“Money Laundering Act”), and (iii) that throughout the term of this Lease the Tenant shall comply with the Executive Order and with the Money Laundering Act.
3.3Waiver of Just Trial; Governing Law; Confidentiality; Attorneys’ Fees. The parties hereby agree that the terms and conditions of Section 34.9, Section 34.19, Section 34.29 and Section 34.37 of the Initial Lease shall apply to this Amendment (as if set forth herein); provided, however, that for purposes hereof, all references in such Section 34.9, such Section 34.19, such Section 34.29 and such Section 34.37 to the “Lease” shall be deemed to refer to this Amendment.
3.4Authority; Counterparts; Execution. Each of Tenant and Landlord hereby covenants and warrants that it has full right and authority to enter into this Amendment and that the person signing on its behalf is authorized to do so. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Each of the parties hereto agree that the delivery of an executed copy of this Amendment by facsimile or email, or by electronic signature technology (such as “DocuSign” or “AdobeSign”) shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.
[Signatures Appear on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date set forth beneath Landlord’s signature below.

LANDLORD:	TENANT:
FSP–RIC, LLC, a Delaware limited liability company	ZILLOW, INC., a Washington corporation
By: FIFTH STREET PROPERTIES, LLC, a Delaware limited liability company, its Sole Member
By: CWP CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, its Manager
By: /s/ Stefan Khudic Stefan Khudic Principal & Executive Vice President By: /s/ Joseph A. Corrente Joseph A. Corrente Principal & Executive Vice President	By: /s/ Thea Handelman Name: Thea Handelman Its: VP, Tax, Real Estate & Finance
Effective Date: June 27, 2024

EXHIBIT “A”
DEPICTION OF THE REMAINING SPACE

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FSP – RIC - Zillow – 8th Amendment (Exhibit “A”)